Exhibit 99.1

Healthpeak Properties Reports First Quarter 2022 Results
DENVER, May 3, 2022 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the first quarter ended March 31, 2022.
FIRST QUARTER 2022 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.13 per share, Nareit FFO of $0.45 per share, FFO as Adjusted of $0.43 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 5.6%
▪Life Science and MOB Same-Store Portfolio Cash (Adjusted) NOI growth of 5.2% and 3.6%, respectively
▪Total pro forma Same-Store Portfolio Cash (Adjusted) NOI growth of 3.2% excluding government grants received under the CARES Act at our CCRC properties
–Life science development:
▪Placed 263,000 square feet of 100% leased Class A life science developments in service during the first quarter, representing $262 million of total investment
▪Active life science developments 71% pre-leased as of March 31, 2022 with significant active tenant interest in remaining availability
–Placed in service three on-campus HCA medical office development projects representing 237,000 square feet and $68 million of investment at completion; the properties were 61% leased as of March 31, 2022
–Acquired two medical office buildings on the campus of an HCA hospital in the Houston MSA for $43 million
–Net debt to adjusted EBITDAre and liquidity were 5.1x and $2.1 billion, respectively, as of March 31, 2022
–Kathy Sandstrom appointed independent Vice Chair of the Board of Directors
–The Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on May 20, 2022, to stockholders of record as of the close of business on May 9, 2022
–Recent ESG accomplishments include:
▪Named to Fortune's inaugural Modern Board 25 list, recognizing the 25 most innovative boards of directors among S&P 500 companies based on corporate governance criteria such as director expertise, independence, diversity and tenure, as well as ESG scoring
▪Received a Supplier Engagement Rating of "A-" from CDP for the third consecutive year for our leading performance in ESG governance, environmental targets, greenhouse gas emissions disclosure and supplier engagement
▪Recognized by the Women's Leadership Foundation of Colorado for having a gender-balanced Board
FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$69,637	$0.13	$143,337	$0.27
Nareit FFO, diluted	245,783	0.45	40,233	0.07
FFO as Adjusted, diluted	237,186	0.43	217,331	0.40
AFFO, diluted	203,682		186,135
Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "March 31, 2022 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.
SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month SS Cash (Adjusted) NOI growth on an actual and pro forma basis. The Pro Forma table reflects the results excluding government grants under the CARES Act for our CCRC portfolio.

Actual
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month
	SS Growth %	% of SS
Life science	5.2%	48.1%
Medical office	3.6%	38.7%
CCRC	13.7%	13.2%
Total Portfolio	5.6%	100.0%

Pro Forma (excluding CARES)
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month
	SS Growth %	% of SS
Life science	5.2%	49.5%
Medical office	3.6%	39.8%
CCRC	(6.0%)	10.7%
Total Portfolio	3.2%	100.0%

ACQUISITIONS
HOUSTON ON-CAMPUS MEDICAL OFFICE PORTFOLIO
In March 2022, Healthpeak closed on two medical office buildings totaling 95,000 square feet, including a 43,000 square foot LEED Platinum certified building, for $43 million. The portfolio is 97% leased to a diverse mix of life science and clinical specialties with a weighted average remaining lease term of approximately 7.5 years. The properties are located in the Webster submarket of Houston on the campus of HCA's recently expanded 595-bed Clear Lake Hospital, the leading hospital in the submarket.
PREVIOUSLY DISCLOSED FIRST QUARTER 2022 ACQUISITIONS
VISTA SORRENTO ASSEMBLAGE, SORRENTO MESA
As previously announced, in January 2022, Healthpeak closed on a five acre parcel in an off-market acquisition in the Sorrento Mesa submarket of San Diego for $24 million.
Following near-term expirations of the in-place leases, Healthpeak intends to commence construction of a new Class A life science development. The Vista Sorrento assemblage is located in close proximity to two existing Healthpeak life science campuses.
CAMBRIDGE (ALEWIFE) UPDATE
In January 2022, Healthpeak closed on the previously announced acquisition of 67 Smith Place in the Alewife submarket of Cambridge for $72 million.
DEVELOPMENT UPDATES
THE BOARDWALK
During the first quarter, Healthpeak placed 118,000 square feet, representing $130 million of investment, in service at The Boardwalk, located in the Torrey Pines submarket of San Diego. The remaining 74,000 square feet that has not yet been placed in service is expected to commence in the second quarter of 2022. The $182 million Class A development is targeting LEED Gold certification and encompasses 192,000 square feet across 3 buildings and is 100% leased.
THE SHORE AT SIERRA POINT
During the first quarter, Healthpeak placed in service a combined 145,000 square feet, representing $132 million of investment, across Phases II and III of The Shore at Sierra Point located in Brisbane, California. The remaining 196,000 square feet in Phase II that has not yet been placed in service is 100% leased with a total expected development cost of $222 million.
HCA MOB DEVELOPMENT COMPLETIONS
During the first quarter, Healthpeak placed in service three on-campus HCA-anchored medical office development projects in the high-growth markets of Houston, Texas and Jacksonville and Miami, Florida. Combined, the three buildings encompass 237,000 square feet, represent a total investment at completion of $68 million and were 61% leased as of March 31, 2022.
BALANCE SHEET
Net debt to adjusted EBITDAre and liquidity were 5.1x and $2.1 billion, respectively, as of March 31, 2022, including net proceeds from the future settlement of shares sold under equity forward contracts during the third quarter of 2021.
BOARD LEADERSHIP UPDATES – KATHY SANDSTROM TO SERVE AS VICE CHAIR OF THE BOARD
In connection with the Board of Directors' annual review of its overall composition and leadership, Kathy Sandstrom was appointed as independent Vice Chair. The Board also appointed Ms. Sandstrom as Chair of the Nominating and Corporate Governance Committee.
In Ms. Sandstrom’s new role as Vice Chair, she will lend her significant institutional real estate investment experience to Brian Cartwright, Tom Herzog and other directors to help guide Healthpeak in advancing its strategic growth initiatives and development platform. As Chair of the Nominating and Corporate Governance Committee, Ms. Sandstrom will assist the Board in planning for future Board leadership roles and succession, as well as refreshment in the ordinary course.

Brian Cartwright will continue to serve as independent Chairman of the Board.
ABOUT KATHY SANDSTROM
Ms. Sandstrom has more than 20 years of real estate finance and investment experience. She served as Senior Managing Director and global head of Heitman LLC’s Public Real Estate Securities business from 2013 to 2018, and was a member of the firm’s Global Management Committee, the Board of Managers and the Allocation Committee. Prior to joining Heitman in 1996, Ms. Sandstrom held several senior leadership positions across multiple facets of the institutional real estate investment industry. She has served on Healthpeak’s Board since 2018, and is a member of the board of directors of EastGroup Properties, Inc., an NYSE-listed REIT. Ms. Sandstrom is also a certified public accountant.
DIVIDEND
On April 28, 2022, Healthpeak announced that its Board declared a quarterly common stock cash dividend of $0.30 per share to be paid on May 20, 2022, to stockholders of record as of the close of business on May 9, 2022.
2022 GUIDANCE
We are reaffirming the following guidance ranges for full year 2022:
▪Diluted earnings per common share of $0.58 – $0.64
▪Diluted Nareit FFO per share of $1.70 – $1.76
▪Diluted FFO as Adjusted per share of $1.68 – $1.74
▪Total Portfolio Same-Store Cash (Adjusted) NOI growth of 3.25% – 4.75%
These estimates do not reflect the potential impact from unannounced future transactions. These estimates are based on our view of existing market conditions, transaction timing and other assumptions for the year ending December 31, 2022. For additional details and assumptions underlying this guidance, please see page 35 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

COMPANY INFORMATION
Healthpeak has scheduled a conference call and webcast for Wednesday, May 4, 2022, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to review its financial and operating results for the first quarter ended March 31, 2022. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 10165073. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through May 4, 2023, and a telephonic replay can be accessed through May 18, 2022, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 4992902. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRC. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2022 Guidance." Pending acquisitions, dispositions, and leasing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Covid pandemic and health and safety measures intended to reduce its spread, the availability, effectiveness and public usage and acceptance of vaccines, and how quickly and to what extent normal economic and operating conditions can resume within the markets in which we operate; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; increased competition, operating costs and market changes affecting our tenants, operators and borrowers; the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested in multiple industries and exposes us to the risks inherent in illiquid investments; our ability to identify and secure replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; our property development, redevelopment and tenant improvement activity risks, including project abandonments, project delays and lower profits than expected; changes within the life science industry; high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to maintain or expand our hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose on collateral securing our real estate-related loans; our ability to make material acquisitions and successfully integrate them; the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs; an increase in our borrowing costs, including due to higher interest rates; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; changes in global, national and local economic and other conditions; laws or regulations prohibiting eviction of our tenants; the failure of our tenants, operators and borrowers to comply with federal, state and local laws and regulations, including resident health and safety requirements, as well as licensure, certification and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety and other regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; environmental compliance costs and liabilities associated with our real estate investments; our ability to maintain our qualification as a real estate investment trust (“REIT”); changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	March 31, 2022	December 31, 2021
Assets
Real estate:
Buildings and improvements	$12,368,124	$12,025,271
Development costs and construction in progress	739,451	877,423
Land	2,706,909	2,603,964
Accumulated depreciation and amortization	(2,975,337)	(2,839,229)
Net real estate	12,839,147	12,667,429
Net investment in direct financing leases	—	44,706
Loans receivable, net of reserves of $1,944 and $1,813	409,753	415,811
Investments in and advances to unconsolidated joint ventures	403,159	403,634
Accounts receivable, net of allowance of $2,068 and $1,870	54,106	48,691
Cash and cash equivalents	89,066	158,287
Restricted cash	52,103	53,454
Intangible assets, net	497,104	519,760
Assets held for sale and discontinued operations, net	33,812	37,190
Right-of-use asset, net	232,457	233,942
Other assets, net	676,543	674,615
Total assets	$15,287,250	$15,257,519

Liabilities and Equity
Bank line of credit and commercial paper	$1,330,813	$1,165,975
Senior unsecured notes	4,654,056	4,651,933
Mortgage debt	350,713	352,081
Intangible liabilities, net	175,355	177,232
Liabilities related to assets held for sale and discontinued operations, net	14,318	15,056
Lease liability	203,988	204,547
Accounts payable, accrued liabilities, and other liabilities	695,373	755,384
Deferred revenue	817,022	789,207
Total liabilities	8,241,638	8,111,415

Commitments and contingencies

Redeemable noncontrolling interests	97,890	87,344

Common stock, $1.00 par value: 750,000,000 shares authorized; 539,523,537 and 539,096,879 shares issued and outstanding	539,524	539,097
Additional paid-in capital	10,084,687	10,100,294
Cumulative dividends in excess of earnings	(4,212,941)	(4,120,774)
Accumulated other comprehensive income (loss)	(3,047)	(3,147)
Total stockholders’ equity	6,408,223	6,515,470

Joint venture partners	338,443	342,234
Non-managing member unitholders	201,056	201,056
Total noncontrolling interests	539,499	543,290

Total equity	6,947,722	7,058,760

Total liabilities and equity	$15,287,250	$15,257,519

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended March 31,
	2022	2021
Revenues:
Rental and related revenues	$370,150	$327,972
Resident fees and services	121,560	116,128
Income from direct financing leases	1,168	2,163
Interest income	5,494	9,013
Total revenues	498,372	455,276

Costs and expenses:
Interest expense	37,586	46,843
Depreciation and amortization	177,733	157,538
Operating	207,247	181,761
General and administrative	23,831	24,902
Transaction costs	296	798
Impairments and loan loss reserves (recoveries), net	132	3,242
Total costs and expenses	446,825	415,084
Other income (expense):
Gain (loss) on sales of real estate, net	3,856	—
Gain (loss) on debt extinguishments	—	(164,292)
Other income (expense), net	18,316	2,200
Total other income (expense), net	22,172	(162,092)

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	73,719	(121,900)
Income tax benefit (expense)	(777)	(8)
Equity income (loss) from unconsolidated joint ventures	2,084	1,323
Income (loss) from continuing operations	75,026	(120,585)

Income (loss) from discontinued operations	317	270,008

Net income (loss)	75,343	149,423
Noncontrolling interests’ share in continuing operations	(3,730)	(3,306)
Noncontrolling interests’ share in discontinued operations	—	(329)
Net income (loss) attributable to Healthpeak Properties, Inc.	71,613	145,788
Participating securities’ share in earnings	(1,976)	(2,451)
Net income (loss) applicable to common shares	$69,637	$143,337

Basic earnings (loss) per common share:
Continuing operations	$0.13	$(0.23)
Discontinued operations	0.00	0.50
Net income (loss) applicable to common shares	$0.13	$0.27

Diluted earnings (loss) per common share:
Continuing operations	$0.13	$(0.23)
Discontinued operations	0.00	0.50
Net income (loss) applicable to common shares	$0.13	$0.27

Weighted average shares outstanding:
Basic	539,352	538,679
Diluted	539,586	538,679

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended March 31,
	2022	2021
Net income (loss) applicable to common shares	$69,637	$143,337
Real estate related depreciation and amortization	177,733	157,538
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	5,135	4,453
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,840)	(4,881)
Loss (gain) on sales of depreciable real estate, net(1)	(3,785)	(259,662)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	(279)	—
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	12	—
Loss (gain) upon change of control, net	—	(1,042)
Taxes associated with real estate dispositions	(182)	490
Nareit FFO applicable to common shares	243,431	40,233
Distributions on dilutive convertible units and other	2,352	—
Diluted Nareit FFO applicable to common shares	$245,783	$40,233
Diluted Nareit FFO per common share	$0.45	$0.07
Weighted average shares outstanding - diluted Nareit FFO	546,903	539,016
Impact of adjustments to Nareit FFO:
Transaction-related items	$296	$4,113
Other impairments (recoveries) and other losses (gains), net(2)	(8,909)	3,242
Restructuring and severance related charges	—	2,463
Loss (gain) on debt extinguishments	—	164,292
Casualty-related charges (recoveries), net	—	1,048
Total adjustments	(8,613)	175,158
FFO as Adjusted applicable to common shares	234,818	215,391
Distributions on dilutive convertible units and other	2,368	1,940
Diluted FFO as Adjusted applicable to common shares	$237,186	$217,331
Diluted FFO as Adjusted per common share	$0.43	$0.40
Weighted average shares outstanding - diluted FFO as Adjusted	546,903	546,342
_______________________________________
(1)This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations of this Earnings Release and the detailed financial information in the Discontinued Operations Reconciliation section included in the corresponding Discussion and Reconciliation of Non-GAAP Financial Measures, which is available in the Investor Relations section of our website at http://ir.healthpeak.com/.
(2)The three months ended March 31, 2022 includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital that was in a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with a planned MOB demolition. The remaining activity for the three months ended March 31, 2022 and 2021 includes reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands

	Three Months Ended March 31,
	2022	2021
FFO as Adjusted applicable to common shares	$234,818	$215,391
Amortization of stock-based compensation	4,721	4,364
Amortization of deferred financing costs	2,689	2,213
Straight-line rents	(11,158)	(9,135)
AFFO capital expenditures	(22,839)	(20,710)
Deferred income taxes	261	(1,723)
Other AFFO adjustments	(6,459)	(5,602)
AFFO applicable to common shares	202,033	184,798
Distributions on dilutive convertible units and other	1,649	1,337
Diluted AFFO applicable to common shares	$203,682	$186,135
Weighted average shares outstanding - diluted AFFO	545,078	544,517